EXHIBIT 7

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Class A Common Stock, $0.01 par value per share, of Townsquare Media, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1).  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  August 18, 2015
2015

GE CAPITAL EQUITY HOLDINGS, INC.

By:	/s/ Vincent Erardi
	Name:	Vincent Erardi
	Title:	Senior Managing Director, CFO & Treasurer

GE BUSINESS FINANCIAL SERVICES INC.

By:	/s/ Vincent Erardi
	Name:	Vincent Erardi
	Title:	Divisional President

GEI, Inc.

By:	/s/ Robert Giglietti
	Name:	Robert Giglietti
	Title:	President

ANTARES CAPITAL CORPORATION

By:	/s/ Vincent Erardi
	Name:	Vincent Erardi
	Title:	Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Vincent Erardi
	Name:	Vincent Erardi
	Title:	Duly Authorized Signatory

GENERAL ELECTRIC COMPANY

By:	/s/ Vincent Erardi
	Name:	Vincent Erardi
	Title:	Duly Authorized Signatory